CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Medinotec,, Inc. (the “Company”) on Form 10-K for the year ended February 28, 2023 filed with the Securities and Exchange Commission (the “Report”), I, Gregory Vizirgianakis, Chief Executive Office, and I, Peter van Niekerk, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Gregory Vizirgianakis
Name:	Gregory Vizirgianakis
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	May 30, 2023

By:	/s/ Peter van Niekerk
Name:	Peter van Niekerk
Title:	Principal Financial Officer (Principal Financial Office and Principal Accounting Officer)
Date:	May 30, 2023

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.